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                                                                  Exhibit (i)(4)

             [LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER LLP]


June 27, 2002

Metropolitan West Funds
11766 Wilshire Boulevard, Suite 1580
Los Angeles, California 90025

Re: Metropolitan West Funds: Class I Shares and Class M Shares of Metropolitan West High Yield Bond Fund and the Metropolitan West Intermediate Bond Fund

Ladies and Gentlemen:

We have acted as counsel to Metropolitan West Funds, a Delaware business trust (the "Trust"), in connection with the establishment of two new series of shares of the Trust, the Metropolitan West High Yield Bond Fund and the Metropolitan West Intermediate Bond Fund (together, the "Funds"), and the issuance of Class I Shares and Class M Shares of each of the Funds (collectively, the "Shares"), pursuant to Post-Effective Amendment No. 18 to the Trust's Registration Statement under the Securities Act of 1933 and Amendment No. 20 of the Trust's Registration Statement under the Investment Company Act of 1940, filed with the Securities and Exchange Commission on Form N-1A on April 11, 2002 (the "Post-Effective Amendment").

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

(a) the Trust's Agreement and Declaration of Trust dated December 9, 1996 (the "Declaration of Trust"), and the Trust's Certificate of Trust as filed with the Secretary of State of Delaware on December 9, 1996, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

(b) the By-laws of the Trust dated as of December 9, 1996, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

(c) a certificate of good standing issued by the Secretary of State of Delaware for the Trust, dated June 26, 2002;

(d) resolutions of the sole initial Trustee of the Trust adopted by written consent dated March 14, 1997, and resolutions of the Trustees of the Trust adopted at a meeting on May 20, 2002 authorizing the establishment of the Funds and the issuance of the Shares;

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(e)      the Post-Effective Amendment; and

(f) a certificate of an officer of the Trust as to certain factual matters relevant to this opinion.

Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in Delaware Code Annotated. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectus included in the Post-Effective Amendment and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.

This opinion is rendered to you in connection with the establishment of the Funds and the issuance of the Shares pursuant to the Post-Effective Amendment and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

We hereby consent to (i) the reference to our firm as Legal Counsel in the Prospectus included in the Post-Effective Amendment, and (ii) the filing of this opinion as an exhibit to a further Post-Effective Amendment to the Trust's Registration Statement filed with the filed with the Securities and Exchange Commission on Form N-1A.

Very truly yours,


/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

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